UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

ITEM 3.02 – Unregistered Sale Of Equity Securities.

On January 14, 2014, units consisting of 61,204,067 shares of our common stock and 30,602,034 common stock purchase warrants were subscribed for at CAD$0.12 per unit, for total gross proceeds of CAD$7,344,488.  In connection with the sale of securities, the Company issued 3,396,744 brokers’ common stock purchase warrants and cash payments of $407,609. Each warrant entitles the holder to acquire one (1) share of common stock of the Company at CAD$0.18 per share for a period of thirty six (36) months from the date of issue, with all common stock purchase warrants issued to insiders who invested entitling the those holders to acquire one (1) share of common stock of the Company at CAD$0.18 per share for a period of eighteen (18) months from the date of issue, and all brokers’ common stock purchase warrants entitling the those holders to acquire one (1) share of common stock of the Company at CAD$0.14 per share of common stock for a period of eighteen (18) months from the date of issue.

The securities were issued to non-U.S. Purchasers, in reliance upon the exemption provided by Regulation S under the Securities Act of 1933, as amended, for a transaction not involving a public offering. The non-U.S. Purchasers acknowledged the following: The non-U.S. Purchaser is not a United States Person, nor is the non-U.S. Purchaser acquiring the Securities hares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the non-U.S. Purchaser to purchase the Securities have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EX-99.1	Press release of January 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2014	Energizer Resources Inc.

By: /s/ Peter D. Liabotis
Peter D. Liabotis
Chief Financial Officer